Exhibit 99.1

American Clean Resources Group Appoints Fractional Executive Leaders to Accelerate Energy & Industrial Growth

Lakewood Colorado. & Tonopah, Nev. — August 18, 2025 — American Clean Resources Group, Inc. (“ACRG” or the “Company”) today announced the appointment of three fractional executive officers and the engagement of a federal energy strategy advisor to advance the Company’s energy, industrial, and commercialization roadmap:

●	Michael (“Mike”) Raabe — Chief Operating Officer (fractional). A seasoned operations executive with 20+ years at Leidos, Lockheed Martin, Raytheon, and Ryder. As a Vice President at Leidos, Raabe led the Climate, Energy & Environment Division, delivering energy research, environmental protection and remediation, and climate action planning. He also directed the Antarctic Support Division for U.S. operations in Antarctica, New Zealand, Chile, and the Southern Oceans. Raabe has led large global programs, optimized complex supply chains, and delivered measurable results across federal and commercial clients.

●	C. Derek Campbell — Chief Strategy Officer (fractional). An experienced senior executive and strategic advisor across energy, natural resources, infrastructure, and security & defense. Campbell serves as the Executive Chairman for both LVC Global Holdings and AlphaSierra One. He is also an Executive Director of Seneca Commodities-Zambia. A retired U.S. Marine Corps Reserve Colonel with operational service in Iraq, Afghanistan, and South Sudan, he brings governance experience and expertise in asset optimization, international expansion, and mission-critical risk management.

●	Kelly Marshall — Chief Marketing Officer (fractional). A marketing leader with 20+ years building brands and demand in complex markets. Marshall spent the last seven years in-house as CMO across multiple energy-sector companies under a single holding company and previously founded Denver-based Marshall Creative LLC and a product company she later sold. Her agency background includes VP, Creative Director at RJC Advertising (NM) with prior roles in Los Angeles, Washington, D.C., Albuquerque, and Denver.

●	Zack Valdez, Ph.D. — Strategic Advisor, Federal Energy Partnerships & Commercialization. An advanced energy strategist with two decades at the nexus of federal policy, technology, and community-aligned economic development. Dr. Valdez previously served as Chief of Staff and Strategic Advisor at the U.S. Department of Energy’s Office of Manufacturing & Energy Supply Chains, guiding multi-billion-dollar portfolios in industrial decarbonization, advanced technology deployment, tax credit implementation, and supply chain resilience. He has also served at the Department of Commerce (CHIPS & Science), in the U.S. Senate, at AGU’s Thriving Earth Exchange, and with multinational energy firms.

Executive Commentary

“ACRG is moving from concept to execution,” said Tawana Bain, Chairwoman & Chief Executive Officer. “Mike builds in the world’s harshest environments, Derek scales strategy where it matters, Kelly turns complexity into traction, and Zack helps us align with federal priorities and funding. That mix is exactly what we need to deliver durable, real-world projects.”

About the Appointments

The Company has appointed Mr. Raabe (COO), Mr. Campbell (CSO), and Ms. Marshall (CMO) as officers on a fractional basis pursuant to consulting agreements. Dr. Valdez serves as a Strategic Advisor under a consulting agreement and is not an officer of the Company.

About American Clean Resources Group

American Clean Resources Group, Inc. is a publicly traded company focused on sustainable industrial development, integrating renewable energy, responsible resource processing, and enabling infrastructure to support resilient U.S. supply chains. The Company’s flagship development, Greenway to Power, is advancing in Nevada.

Forward-Looking Statements

This press release contains forward-looking statements, including regarding leadership impact, strategy, project development, permitting, funding, partnerships, and expected results. These statements are based on current expectations and involve risks and uncertainties that could cause actual results to differ materially. Factors include regulatory approvals, permitting timelines, access to capital, supply chain conditions, and other risks described in the Company’s SEC filings. The Company undertakes no obligation to update forward-looking statements except as required by law.

Media & Investor Contact

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